Exhibit 10.1

THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 29th day of November, 2010

BETWEEN:

CHRISTINE KAN, a businesswoman of33-01 Camhill Road,
Singapore 229664, Republic of Singapore

(herein called the "Lender")

AND:

ALR TECHNOLOGIES INe., a company duly incorporated
under the laws of the State of Nevada, USA having its registered office at 3350 Riverwood Parkway, Suite 1900, Atlanta, Georgia

(herein called the "Company")

WITNESSES THAT WHEREAS:

A.
Under an agreement dated as of May 25,2010 between the Lender and the Company (the "First Credit Agreement") the Lender agreed to make available to the Company a line of credit under which the Company was entitled to draw down amounts up to US$1,000,000 for its corporate purposes;

B.	Pursuant to the First Credit Agreement the Company has to date drawn down the sum of approximately US$700,000;

C.	The Company requires additional financing to complete its product development, demonstrate commercial feasibility and provide working capital for its operations; and

D.	The Company has requested the Lender to increase the line of credit to $2,000,000 on certain terms and conditions.

NOW THEREFORE IN CONSIDERATION OF the mutual covenants and agreements herein set out and the sum of One dollar paid by the Company to the Lender the parties have agreed as follows:

1.          Line of Credit

(a)
The Lender hereby agrees to cause a line of credit to be established in favour of the Company (the "Line of Credit") in the amount of two million (US$2,000,000) dollars of the United States of America, such amount to include the amount of the line of credit under the First Credit Agreement; and

(b)
The Line of Credit may be drawn down by the Company by giving three (3) days written notice to the Lender of the amount requested and the account into which the funds are to be deposited or particulars of the account payable to be paid.

2.          Interest and Repayment

(a)
All amounts advanced and outstanding under the Line of Credit shall bear interest at the rate of 1% per month, simple interest (i.e., not compounded) from the date of advance until paid. Amounts outstanding for less than a full month will bear interest on a pro-rated basis;

(b)
Prior to demand, all amounts drawn down under the Line of Credit, and all accrued but unpaid interest thereon, may be prepaid by the Company at any time without notice or penalty, but shall become due and payable within three days of receipt of a written demand by the Lender; and

(c)
From time to time the Lender may send to the Company a statement of all amounts owing under the Line of Credit, in respect of interest and principal, and such statement shall in the absence of any statement to the contrary by the Company within 30 days, be binding on the Company.

3.          Security

All amounts drawn down under the Line of Credit and all accrued but unpaid interest from time to time shall be secured by a general security agreement ("GSA") in such form as the Lender's counsel shall reasonably require, covering all the present and after acquired property of the Company, of whatever nature and kind, and the Company at the request of the Lender will at its expense register the GSA in all such jurisdictions as the Company's property is located. From time to time, on the Lender's request, the Company shall advise the Lender of all jurisdictions in which the Company's property is located.

4.          Conditions of Draw Down

(a)
No amount shall be drawn down for any purpose other than to meet current operating expenses and the Company will, on request, provide the Lender with reasonable evidence as to the proposed use of any moneys to be advanced; and

(b)
The Lender may, in her sole and unfettered discretion, decline to permit any amount to be drawn down if it appears on reasonable evidence that the Company is insolvent, threatens to cease business or the Lender's security is impaired.

5.          Notices

All notices or other communications from one party to the other("Notices") shall be in writing and shall be delivered to the respective addresses of the parties appearing above (or as subsequently notified) or sent by e-mail (receipt requested) to such e-mail address as may be supplied by one party to the other. Notice shall be effective, if delivered when delivered and if sent by e-mail, on the date that the email was received.

6.          Transitional

To the extent of the matters covered by this Agreement The First Credit Agreement shall be superseded by this Agreement and all amounts drawn down and advanced under the First Credit Agreement shall be deemed to have been advanced and secured under this Agreement.

7.          Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT THE 3RD DAY OF JANUARY 2011.

CHRISTINE KAN

CHRISTINE KAN

ALR TECHNOLOGIES INC.

LAWRENCE WEINSTEIN
Per:
Name:	Lawrence Weinstein
Title:	President
12/10/10